Exhibit 10.1

AMENDMENT NUMBER ONE TO GOOGLE SERVICES AGREEMENT

This Amendment Number One to the Google Services Agreement (“Amendment”) is effective as of June 1, 2014 (“Amendment One Effective Date”), and amends the Google Services Agreement by and between InfoSpace LLC (“Company”), and Google Inc. (“Google”) with an effective date of April 1, 2014 (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1.Cover Page. The following box entitled “AdSense for Content” is added to the cover page of the Agreement under “Advertising Services”:

ADSENSE FOR CONTENT (“AFC”)	AFC Revenue Share Percentage	AFC Deduction Percentage
Sites approved for AFC: [*]	[*]%	[*]%

2.Modified Definitions. Sections 1.3 and 1.4 are deleted in their entirety and replaced with the following:

“1.3    ‘Ad Metasearch’ means [*].

1.4    ‘Ad Revenues’ means, for any period during the Term, revenues that are recognized by Google in connection with Company’s use of the applicable Advertising Service and attributed to Ads in that period. Notwithstanding the foregoing, if advertisers buy Ads at a fixed or aggregated price, then Ad Revenues for those Ads will be calculated as if such advertisers had paid the final price for the provision of the Ad in accordance with the definition above.

1.8    ‘Alternative Search Query’ means (i) a Request for AFS Ads as described in Exhibit D (Alternative Search Queries), or (ii) other Requests for Ads for certain Sites as approved by Google in writing and that are described as ‘Alternative Search Queries’ in the Google Program Guidelines.”

3.Additional Definitions. The following is added as a new Section 1.45:

“1.45     ‘AFC RPM’ means AFC Ad Revenues per one thousand AFC Requests.”

4.Section 2.2. Section 2.2(k) is deleted in its entirety and replace with the following:

“(k)    If a Site or Approved Client Application implements the WS and/or AFS Services, it must implement either (i) the Search Service and the AFS Service together, or (ii) the AFS Service alone, but may not implement the Search Service on a standalone basis.”

5.[*] Implementations. The following is added as a new Section 2.7:

“2.7    Notwithstanding anything to the contrary in the Google Program Guidelines, Company may implement AFS on Results Pages on [*], where such Results Page consist primarily of [*] (such Results Pages, the ‘[*]’). With 7 days prior written notice, Google may stop returning Ads for the [*] or require Company to cease or modify the use or implementation of AFS on such [*].”

6.Conflicting Services. The following is added to the end of Section 4:

“In addition, if Company implements the AFC Service on any page of a Site, Company will not implement on such page any ads that is the same as or substantially similar in nature to the AFC Ads displayed on such page.”

7.Google Brand Features. The following is added as a new Section 11.3:

“11.3. Nothing in this Section 11 will restrict any rights of Company obtained independently of this Agreement to write about or comment on Google or display Google Brand Features in connection with content on the howstuffworks.com.”

8.Termination Right. The following is added as a new Section 17.2(h):

“17.2(h) Google may, with 30 days prior notice to Company, remove or require Company to remove AFC from any Site or set of pages on a Site on which the monthly AFC RPM falls below US$0.50 for the previous calendar month.”

9.General. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

INFOSPACE LLC	GOOGLE INC.

By: /s/ Michael Glover_ ______	By: /s/ Nikesh Arora_______________ _____
Name: Michael Glover_____ _____	Name: Nikesh Arora___________________ ___
Title: President__________ _____	Title: President, Global Sales and Business Development
Date: June 17, 2014_________ __	Date: June 17, 2014 _

*
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.